<PAGE 1>
[SIGNATURE]
                                 EXHIBIT I
                                 _________

                  AGREEMENT TO FURNISH INFORMATION DEFINING
                  _________________________________________

                         THE RIGHTS OF DEBT HOLDERS
                         __________________________

Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C. 20549

Subject: IBM Credit Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1995 - File No. 1-8175


Dear Sirs:

   IBM Credit Corporation (the Company) including its subsidiaries does not have outstanding any instrument other than the Indenture dated January 15, 1989, as filed electronically as Exhibit No. 4 to Form S-3 with the Securities and Exchange Commission on April 3, 1989, defining the rights of the holders of its long-term debt under which the total amount of securities authorized exceeds 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis.

   In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K, the Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument that defines the rights of the holders of its long-term debt.

                                 Very truly yours,
                                 IBM CREDIT CORPORATION

                               By: /s/Allison R. Schleicher
                                   _____________________________
 Date:  March 18, 1996            (Allison R. Schleicher)
                                   Vice President, Finance
                                     and Chief Financial Officer
                            -46-